Exhibit 99.1

ITG

FOR IMMEDIATE RELEASE

Contacts:

Elise Wilkinson                                                             Liz Sendewicz

Investor Relations                                                      Public Relations

(212) 444-6245                                                                (212) 444-6130

ITG Acquires Radical Corporation

NEW YORK, NY, April 2, 2004 – Investment Technology Group, Inc. (“ITG”) (NYSE: ITG) today announced that it has completed its purchase of and now owns 100% of Radical Corporation, a provider of direct access trading solutions to the institutional brokerage and hedge fund community. In June 2003, ITG acquired a 25% interest in Radical Corp. and entered into an exclusive licensing agreement for the Radical system.

Radical is a high-performance Windows-based trading system that operates as a stand-alone application, or as an integrated single-user or multi-user solution for a trading desk. The Radical system provides instant access to all major market destinations, including DOT, ECNs, POSIT®, ITG’s family of algorithmic servers and ITG’s broker routing network. Radical’s advanced smart routing technology automatically routes orders to listed and OTC liquidity pools according to sophisticated pre-defined trading strategies aimed at achieving price improvement and enhanced capture of liquidity across all destinations.

 “This acquisition, when combined with our Triton product for portfolio trading, reinforces ITG’s commitment to our world class electronic trading business,” noted Frank Troise, Director of Client-Site Sales and Trading for ITG. “Radical is designed for superior performance and user customization, enabling ITG to provide enhanced levels of customer service.”

 “Our investment in Radical significantly reduced ITG’s time to market with a product for active traders,” stated Robert J. Russel, ITG President and Chief Executive Officer. “Increasing market share with traders in this segment is an important component of our business strategy for growth in the Client-Site Trading Products business line.”

 “We are pleased to be joining forces with ITG in serving the dynamic needs of institutional traders,” said Hemant Sharma, co-founder and CEO, Radical Corporation. “We look forward to continually providing traders with leading edge technology and intelligent tools to achieve superior trading and execution results.”

- more-

About ITG

ITG is headquartered in New York with offices in Boston, Los Angeles, Dublin, Hong Kong, London, Melbourne, Sydney, Tel Aviv and Toronto. As a leading provider of technology-based equity-trading services and transaction research to institutional investors and brokers, ITG’s services help clients

Boston • Dublin • Hong Kong • London • Los Angeles • Melbourne • New York • Sydney • Tel Aviv • Toronto

to access liquidity, execute trades more efficiently and make better trading decisions. ITG generates superior trading results for its clients through three lines of business. POSIT®, the world’s largest equity matching system, allows clients to trade confidentially. The Electronic Trading Desk is recognized as one of the leading program trading operations in the U.S. ITG’s leading-edge Client Site Trading Products allow users to implement their own trading strategies by providing direct electronic access to most sources of market liquidity. For additional information, visit http://www.itginc.com.

In addition to historical information, this press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, that reflect management’s expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors include the company’s ability to achieve expected future levels of sales; the actions of both current and potential new competitors; rapid changes in technology; financial market volatility; general economic conditions in the United States and elsewhere; evolving industry regulation; cash flows into or redemption from equity funds; effects of inflation; customer trading patterns; and new products and services. These and other risks are described in greater detail in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and other documents filed with the Securities and Exchange Commission and available on the company’s web site.

###